Exhibit 10.14
                                   DEMAND NOTE


PRINCIPAL AMOUNT: $10,000.00   TEN THOUSAND DOLLARS        MARCH 11, 2003


      COLORADO SPRINGS, COLORADO


      FOR VALUE RECEIVED, MILITARY RESALE GROUP, INC., the undersigned maker (the "Borrower"), hereby unconditionally promises to pay to the order of Edward
T. Whelan ("Lender"), at such place as Lender may specify from time to time, upon the earlier of ON DEMAND or June 30, 2003, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Thousand Dollars ($10,000.00) together with interest thereon at the rate of EIGHT PERCENT (8%) per annum.

      Any principal amount of this Note or any interest and other payments which are not paid when due shall bear interest, payable on demand, until payment in full of such amounts at the rate per annum equal to the interest rate otherwise applicable plus 2% per annum (collectively, the "Default Rate"), after as well as before judgment.

      Whenever any payment on this Note shall be stated to be due on a day which is not a business day, such payment shall be made the next succeeding business day and such extension of time shall be included in the computation of the payment of interest on this Note. Prepayments are permitted in whole or in part, with prior notice but without premium or penalty.

      In no event shall the interest rate on this Note exceed the maximum interest rate permitted by applicable law. If, notwithstanding, interest in excess of said maximum rate shall be paid hereunder, the excess shall be retained by Lender as a prepayment of all or part of the unpaid balance of principal.

      The Borrower hereby waives diligence, presentment, protest, demand and notice of every kind and, to the fullest extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. This Note may not be changed or terminated orally. This Note shall bind the heirs, legal representatives, successors and assigns of the undersigned and shall inure to the benefit of Lender and its successors and assigns.

      The Borrower promises to pay all costs and expenses, including all reasonable attorneys' fees and disbursements, incurred in the administration, collection and enforcement of this Note.

      Each provision of this Note shall survive until all amounts due are paid to Lender's satisfaction and are not subject to any preference period, shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If a court deems any provision invalid, the remainder of this Note shall remain in effect.

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      This Note shall be governed by, and construed and interpreted in accordance with, the substantive laws of the State of New York, without regard to its conflicts of law provisions.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered as of the day and year and at the place first above written.

                           MILITARY RESALE GROUP, INC.



                           By: /s/ Ethan D. Hokit
                               ------------------
                               Ethan D. Hokit
                               President